UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2016

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2016, Onconova Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) providing for the issuance and sale by the Company of 1,936,842 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $0.95 per share (the “Common Shares”) and warrants to purchase 968,421 shares of the Company’s common stock (the “Warrants”) for aggregate gross proceeds of $1,840,000.  Each Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date at an exercise price equal to $1.15 per share of Common Stock, subject to customary adjustments, and have a term of exercise of five (5) years from the initial exercise date.

The closing of the sale of these securities is expected to take place on or about January 11, 2016 (the “Closing”), subject to customary closing conditions.

The Company estimates that the net proceeds from the transactions will be approximately $1.6 million after deducting certain fees due to the placement agent and the Company’s estimated transaction expenses. The net proceeds received by the Company from the transactions will be used to fund the development of the Company’s clinical and preclinical programs, for other research and development activities and for general corporate purposes.

The Common Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2014 and subsequently declared effective on November 20, 2014 (File No. 333- 199219) (the “Registration Statement”). The Company will file a prospectus supplement with the SEC in connection with the sale of the Common Shares.

The Warrants will be issued and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Accordingly, the Investor may exercise the Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Purchase Agreement, (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the Purchase Agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

H.C. Wainwright & Co., LLC acted as the Company’s exclusive placement agent for the issuance and sale of the Common Shares and Warrants, and will be paid a cash fee equal to 7.5% of the gross proceeds received by the Company from the sale of the securities in the transactions and will be reimbursed by the Company for up to $50,000 in expenses.

The forms of the Purchase Agreement and the Warrant, are filed hereto as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K.  The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 7.01             Regulation FD Disclosure.

On January 6, 2016, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant
5.1	Legal Opinion of Pepper Hamilton LLP
10.1	Form of Securities Purchase Agreement
99.1	Press Release, dated January 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2016	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
		Name:	Mark Guerin
		Title:	Vice President, Financial Planning and Accounting

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant
5.1	Legal Opinion of Pepper Hamilton LLP
10.1	Form of Securities Purchase Agreement
99.1	Press Release, dated January 6, 2016